UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2015 (January 15, 2015)

JP Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36647	27-2504700
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

600 East Las Colinas Blvd, Suite 2000

Irving, Texas 75039
(Address of principal executive office) (Zip Code)

(972) 444-0300
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Josh L. Sherman to the Board of Directors of JP Energy GP II LLC

On January 15, 2014, Josh L. Sherman was appointed to the board of directors (the “Board”) of JP Energy GP II LLC (the “general partner”), the general partner of JP Energy Partners LP (the “Partnership”).  In addition to his duties as a director, Mr. Sherman will also serve as chairman of the Audit Committee and a member of the Conflicts Committee of the Board.

Mr. Sherman is a partner at Opportune, LLP (“Opportune”), an independent consultancy focused exclusively on the energy industry. Since January 2008, Mr. Sherman has been the partner in charge of the Complex Financial Reporting group of Opportune and previously held the title of managing director from June 2006 through December 2007. Mr. Sherman has over 15 years of experience with the technical aspects of financial reporting, SEC filings, valuation and financial due diligence assistance. Prior to working with Opportune, Mr. Sherman was employed as a director with Sirius Solutions LLLP, where he provided energy consulting services from September 2002 to June 2006. Mr. Sherman worked in the audit and global energy markets departments with Deloitte & Touche from January 1997 to August 2002, where he managed the audits of regulated gas and electric utilities, independent power producers and energy trading entities. A Certified Public Accountant (“CPA”) and a member of the American Institute of Certified Public Accountants and the National Association of Corporate Directors, Mr. Sherman holds a BBA and a Masters in Accountancy from the University of Texas. Mr. Sherman currently serves on the board of directors of Trans Energy, Inc., where he is also chairman of the Audit Committee, chairman of the Compensation Committee and a member of the Governance Committee.  Mr. Sherman previously served on the board of directors of Voyager Oil & Gas (Emerald Oil).  The Partnership believes that Mr. Sherman’s extensive energy, audit and financial reporting experience provide him with the necessary skills to be a member of the Board.

There are no arrangements or understandings between Mr. Sherman and any other person pursuant to which Mr. Sherman was appointed to the Board.  There are no transactions in which Mr. Sherman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Plans and Arrangements for Director Compensation

Mr. Sherman will receive the following compensation for his service on the Board (and its committees) in accordance with the general partner’s independent director compensation program: (i) an annual retainer of $50,000; (ii) an additional annual retainer of $10,000 for service as the chair of any standing committee and a $5,000 fee for service on two or more committees; (iii) meeting attendance fees of $1,750 per meeting attended, whether telephonically or in person; and (iv) with respect to his first year of service, an equity-based award of 2,000 phantom or restricted units granted under the JP Energy Partners 2014 Long-Term Incentive Program that will vest in one-third increments on each of the first three anniversaries of the grant date. The Partnership also expects to grant additional equity-based awards annually to Mr. Sherman on terms that have not yet been determined.  Mr. Sherman will also receive reimbursement for out-of-pocket expenses associated with attending Board or committee meetings and director and officer liability insurance coverage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JP Energy Partners LP

	By:	JP Energy GP II LLC,
its general partner

Dated: January 20, 2015	By:	/s/ J. Patrick Barley
		Name:	J. Patrick Barley
		Title:	Chairman of the Board, President and Chief Executive Officer